                                                                    Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FalconStor Software, Inc.:

We consent to the incorporation by reference in this  registration  statement on
Form S-8 of FalconStor Software,  Inc. of our reports dated March 15, 2007, with respect to (i) the consolidated balance sheets of FalconStor Software,  Inc. and subsidiaries  as of  December  31, 2006 and 2005,  and the related  consolidated statements of operations,  stockholders' equity and comprehensive income (loss), and cash flows,  for each of the years in the  three-year  period ended December
31, 2006,  and (ii)  management's  assessment of the  effectiveness  of internal control over financial  reporting as of December 31, 2006, and the effectiveness of internal  control over  financial  reporting  as of December 31, 2006,  which reports appear in the December 31, 2006 annual report on Form 10-K of FalconStor
Software,  Inc.  Our  report  on (i) above  contains  an  explanatory  paragraph relating  to  the  Company's  adoption  of  Statement  of  Financial  Accounting
Standards No. 123 (Revised 2004), "Share-Based Payment", as of January 1, 2006.

/s/ KPMG LLP

Melville, New York
August 15, 2007